DAVID S. HALL, P.C.
CERTIFIED PUBLIC ACCOUNTANT
1660 STEMMONS, SUITE 490
LEWISVILLE, TEXAS  75067
972 315-1315
FAX 972 420-0032

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the reference of our firm under the caption "Experts" and to the use of our report dated November 23, 2003 on the year-end 2003 and 2002 financial statements in the Registration Statement Form SB-2 dated June, 2004 and the related prospectus of Founders Industries, Inc.

/s/ David S. Hall, P.C.
David S. Hall, P.C.

June 25, 2004
Lewisville, Texas